UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

GAIN THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

GAIN THERAPEUTICS, INC.
4800 Montgomery Lane, Suite 220
Bethesda, Maryland 20814
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 23, 2023
To the Stockholders of Gain Therapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Gain Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Friday, June 23, 2023 at 8:30 a.m. Eastern time at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001-2157, for the following purposes:
1.
To elect the eight (8) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young AG as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

3.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 24, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the Annual Meeting for any legally valid purpose at our corporate headquarters located at 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814. The stockholder list will also be available during the Annual Meeting.
By Order of the Board of Directors,

C. Evan Ballantyne
Chief Financial Officer and Secretary
Bethesda, Maryland
April 28, 2023
You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials or, if you receive a paper proxy card, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

GAIN THERAPEUTICS, INC.
4800 Montgomery Lane, Suite 220
Bethesda, Maryland 20814
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 23, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Who is soliciting my vote?
We are providing you with these proxy materials because the Board of Directors (the “Board”) of Gain Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held on Thursday, June 23, 2023 at 8:30 a.m. Eastern time at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001-2157. Directions to the Annual Meeting may be found at
http://www.viewproxy.com/GANX/2023/.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022, over the Internet. Accordingly, we intend to mail all stockholders of record entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders who receive a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice. We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 8, 2023.
Do I need to attend the Annual Meeting to vote?
You are invited to attend the Annual Meeting in person to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to physically attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the telephone, through internet or by mail, and your votes will be cast for you at the Annual Meeting. We intend to mail these proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held in person on Friday, June 23, 2023 at 8:30 a.m. Eastern time at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001-2157. Directions to the Annual

Meeting may be found at http://www.viewproxy.com/GANX/2023/. Information on how to vote in person at the Annual Meeting is discussed below.
What are the health and safety protocols to attend the Annual Meeting?
We are mindful of the public health concerns that may be posed by the COVID-19 pandemic. In-person attendance will require compliance with protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations, as well as with requirements imposed by 55 Hudson Yards building, including potential restrictions on attendance for individuals who have symptoms of or have been exposed to COVID-19, for the protection of the other attendees. To ensure the continued safety of all, once the Annual Meeting has concluded, attendees may be asked to leave the premises as soon as possible. These measures are subject to change due to the fluidity of the public health situation, and we reserve the right to make adjustments, take any additional precautionary measures or impose any additional procedures or limitations on meeting attendees as we deem appropriate in relation to the physical meeting and access.
Will a list of stockholders as of the record date be available?
For the ten days prior to the Annual Meeting, a list of our stockholders as of the close of business on the record date and entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder of record for a legally valid purpose at our address above by emailing us at IR@gaintherapeutics.com. The stockholder list will also be available during the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 24, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 12,157,789 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 24, 2023, your shares were registered directly in your name with our transfer agent, Pacific Stock Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares by proxy in advance of the Annual Meeting either electronically through the internet, by telephone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 24, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting, unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
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Election of the eight (8) directors named in this Proxy Statement to hold office until the 2024 Annual Meeting of Stockholders (Proposal 1), and

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Ratification of the selection by the Audit Committee of the Board of Ernst & Young AG as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2).

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (1) in person at the Annual Meeting, or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person at the Annual Meeting even if you have already voted by proxy.
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To vote in person as a stockholder of record as of the record date, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on June 22, 2023), you may vote via the internet at www.AALvote.com/GANX; by telephone; or by completing and returning their proxy card or voting instruction form, as described below.

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To vote through the internet prior to the Annual Meeting, go to www.AALvote.com/GANX and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 22, 2023 to be counted.

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To vote over the telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 22, 2023 to be counted.

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To vote using the proxy card (which may be delivered to you), simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice from that organization rather than from us. To vote prior to the Annual Meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card (that you may request or that we may elect to deliver at a later time) or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board: “FOR” the election of each of the eight nominees for director and “FOR” the ratification of the selection of Ernst & Young AG as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to New York Stock Exchange (“NYSE”) rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under NYSE rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of remote communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We engaged Alliance Advisors to assist us with our stockholder engagement process, and we will pay them an estimated fee of approximately $10,000 plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or in person during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy in writing to our Secretary c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary.

•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to Proposal 2, votes “FOR,” “AGAINST” and abstentions. Withhold votes will have no effect on the outcome of Proposal 1. Abstentions will have the same effect as “AGAINST” votes on Proposal 2. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter and as such, we do not expect any broker non-votes on Proposal 2.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered “non-routine” and we, therefore, expect broker non-votes to exist in connection with this proposal. Proposal 2 is a “routine” matter and, therefore, broker-non-votes are not expected to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect.	Not applicable	No effect
2	Ratification of the selection of Ernst & Young AG as our independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 12,157,789 shares outstanding and entitled to vote. Thus, the holders of at least 6,078,895 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2023, to our Secretary c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our bylaws also establish an advance notice procedure if you wish to present a proposal before an annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials. To be timely for our 2024 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices not later than the close of business on March 25, 2024 nor earlier than the close of business on February 24, 2024. However, if we hold our 2024 Annual Meeting of Stockholders more than 30 days before or 60 days after June 23, 2024 (the one-year anniversary date of the 2023 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board consists of eight directors. There are eight nominees for director this year: Matthias Alder, Dov Goldstein, Hans Peter Hasler, Khalid Islam, Gwen Melincoff, Claude Nicaise, Eric I. Richman and Jeffrey Riley. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Other than Mr. Alder, whom the Board appointed as a member of the Board in connection with his appointment as Chief Executive Officer in accordance with the terms of his Amended and Restated Employment Agreement effective September 20, 2022, each of the nominees listed below is a director of the Company who was previously elected by the stockholders.
Our Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the committee also takes into account diversity (including gender, sexual preference, disability, age, ethnicity, business experience, functional expertise, stakeholder expectations, culture and geography) and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the Board. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the Board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the eight nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. Proxies cannot be voted for a greater number of persons than the eight nominees named in this Proxy Statement. Broker non-votes and withheld votes will have no effect on the outcome of Proposal 1. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Gain. Each person nominated for election has agreed to be named in this Proxy Statement and to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement:
Name	Age	Principal Occupation/ Position Held With the Company
Matthias Alder	58	President, Chief Executive Officer and Director
Khalid Islam, Ph.D.	67	Founder and Chairman of the Board of Directors
Dov Goldstein, M.D.	55	Director
Hans Peter Hasler	67	Director
Gwen Melincoff	71	Director
Claude Nicaise, M.D.	70	Director
Eric I. Richman	62	Director, former Chief Executive Officer
Jeffrey Riley	60	Director
NOMINEES FOR ELECTION AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Matthias Alder has served as our President and Chief Executive Officer and as a member of our Board since September 2022. Mr. Alder initially joined us in October 2021 as our Chief Operating Officer. Prior to joining us, he served as Chief Business Officer at Autolus Therapeutics plc from 2017 to 2021. Prior to then, from 2014 to 2017, Mr. Alder held various executive management positions at Sucampo Pharmaceuticals, Inc., a biopharmaceutical company which was subsequently acquired by Mallinckrodt Pharmaceuticals, including serving as executive vice president of business development and licensing, and general counsel and corporate secretary. Prior to 2014, Mr. Alder served as executive vice president of corporate development and legal affairs and corporate secretary at Cytos Biotechnology AG, a biopharmaceutical company focused on the development of targeted immunotherapies, from 2013 to October 2014. From 2006 to 2012, Mr. Alder held various executive management roles at Micromet, Inc., serving as senior vice president for administration, general counsel and secretary at the time of the acquisition of Micromet by Amgen Inc. in 2012. He was also a partner in the Life Sciences Transactions Practice at Cooley LLP from 2000 to 2006, where he represented biotech companies in strategic transactions with pharmaceutical companies. Earlier in his career, Mr. Alder was in-house counsel at Ciba-Geigy and Novartis. Mr. Alder holds law degrees from the University of Basel and the University of Miami and is qualified to practice law in Switzerland and the United States. Our Board believes that Mr. Alder is qualified to serve as a director based on his intimate knowledge of the Company as our Chief Executive Officer and extensive operating experience in the biotechnology and pharmaceutical industries, including previously serving as our Chief Operating Officer.
Khalid Islam, Ph.D. cofounded our company in 2017 and has served as Chairman of our Board since 2017. Dr. Islam currently serves as the Managing Director of Life Sciences Management GmbH. He is also the chairman of the boards of directors of Fennec Pharmaceuticals and Minoryx Therapeutics S.L. Dr. Islam previously served as Chairman and Chief Executive Officer of Gentium S.p.A. from 2009 to 2014. From 1999 to 2008, he served as President and Chief Executive Officer of Arpida AG. Prior to then, Dr. Islam worked in academia at Imperial College, University of London and Milan University, where he was a contract professor. He has also previously served as a director of Immunomedics Inc., Rheoscience AS, PCovery AS, Adenium AS and C10 Pharma AS. Dr. Islam is an advisor to Kurma Biofund (Paris). He is a graduate of Chelsea College and received his Ph.D. from Imperial College, University of London. Our Board believes that Dr. Islam is qualified to serve as a director based on his extensive science background and professional experience, including service of over 30 years of experience in the biotechnology and pharmaceutical industries.
Dov Goldstein, M.D. has served as a member of our Board since January 2021. He currently serves as Chief Financial Officer of BioAge Labs, a privately held biotechnology company, a position he has held since November 2021. From August 2020 to November 2021, he held the position of Chief Financial Officer and Business Officer of Indapta Therapeutics. Dr. Goldstein also served as Chief Executive Officer at

RIGImmune from January 2020 to June 2021. At Aisling Capital, a private investment firm, he served as Managing Partner from 2014 to 2019, Partner from 2009 to 2014 and Principal from 2006 to 2009. Dr. Goldstein served as Chief Financial Officer and director of Loxo Oncology between July 2014 and January 2015 and its acting Chief Financial Officer from January 2015 to May 2015. From 2000 to 2005, Dr. Goldstein served as Chief Financial Officer of Vicuron Pharmaceuticals, which was acquired by Pfizer in September 2005. Prior to joining Vicuron, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures. Dr. Goldstein completed an internship in the Department of Medicine at Columbia-Presbyterian Hospital. Dr. Goldstein serves as a director of NeuBase Therapeutics and Coya Therapeutics. He previously served as a member of the boards of directors of: ADMA Biologics, Durata Therapeutics, Esperion Therapeutics, and Loxo Oncology. Dr. Goldstein received a B.S. from Stanford University, an M.B.A. from Columbia Business School, and an M.D. from Yale School of Medicine. Our Board believes that Dr. Goldstein is qualified to serve as a director based on his extensive science background and professional experience, including over 20 years of experience in the financial management of various biotechnology and pharmaceutical companies.
Hans Peter Hasler has served as a member of our Board since January 2021. Mr. Hasler is the founder and, until February 2020, served as the Chief Executive Officer, of Vicarius Pharma AG, a privately held company that provides strategic options to non-European bio-pharma companies bringing late-stage assets to the European market. He currently serves as chairman of the board of directors of HBM Healthcare Investments AG in Switzerland, a member of the board of directors of Minerva Neurosciences Inc., non-executive chairman of the board of directors of Shield Therapeutics plc, and Head Advisor of SBTech Advisory. Since June 2009, he has served as a member of the board of directors of HBM Healthcare Investments, an investment company listed on the SIX Swiss Exchange, and as Head Advisor at SBTech Global Advisory. His prior experience includes Elan Corporation, where he was Chief Operating Officer, and Biogen, Inc., where his positions included Chief Operating Officer, Executive Vice President, Head of Global Neurology and International. Previously, Mr. Hasler was at Wyeth Pharmaceuticals as Senior Vice President, Chief Marketing Officer and Managing Director of Wyeth Group Germany and General Manager, Wyeth-Lederle Switzerland, Austria and ECE. Mr. Hasler holds a Federal Swiss Commercial Diploma and a Marketing Manager Certificate from the Swiss Institute of Business Economy SIB, Zurich, Switzerland. Our Board believes that Mr. Hasler is qualified to serve as a director based on his extensive experience advising companies in the biotechnology and pharmaceutical industries on strategic matters.
Gwen Melincoff has served as a member of our Board since January 2021. Ms. Melincoff currently serves as managing director at Gemini Advisors LLC, a biopharmaceutical consultancy, a position she has held since 2013, and serves as an advisor to Verge Genomics, a startup drug discovery company, a position she has held since 2016. Ms. Melincoff serves on the boards of directors of Protalix Biotherapeutics, Inc., Collegium Pharmaceutical, Inc., and Soleno Therapeutics, Inc. as well as serving in an advisory capacity at a number of pharmaceutical companies. She previously served on the boards of directors of: Kamada Ltd. (January 2017 – January 2019), Photocures ASA (April 2017 – June 2020) and Tobira Therapeutics Inc. (from June 2014 until its acquisition by Allergan plc in November 2016). From August 2014 through September 2016, Ms. Melincoff previously served as Vice President of Business Development at BTG International Inc., a UK-based specialist healthcare company. Prior to joining BTG, Ms. Melincoff served as Senior Vice President of Corporate Development at Shire Plc (acquired by Takeda). Additionally, she led the Shire Strategic Investment Group, the venture capital arm of Shire Plc. Ms. Melincoff also previously held the position of Vice President of Business Development at Adolor Corporation and held executive positions at Eastman Kodak for over ten years in a number of their health care companies. Ms. Melincoff received a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University. Ms. Melincoff has also attained the designation of Certified Licensing Professional (CLP™). Ms. Melincoff was named to the “Top Women in Biotech 2013” by Fierce Biotech and to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. Our Board believes that Ms. Melincoff is qualified to serve as a director based on her extensive venture capital, business development and management experience in the biotechnology and pharmaceutical industries.
Claude Nicaise, M.D. has served as a member of our Board since January 2021. Dr. Nicaise is the founder of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. Dr. Nicaise currently serves as Executive Vice President, Regulatory at Ovid Therapeutics Inc., a company that develops medicines for orphan diseases of the brain, a position he has held since 2015. He also serves as a member of the board of directors of Sarepta Therapeutics, Inc., a position he has held since 2015, where he currently chairs the compensation committee, and serves as a member of the research and development committee. From 2008 to 2014, Dr. Nicaise served as Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including senior positions such as Vice President of Global Development, Vice-President of Worldwide Regulatory Science and Strategy, and leadership positions in Oncology, Infectious Disease, and Neuroscience development. Dr. Nicaise received his M.D. from the Université Libre de Bruxelles in Belgium. Our Board believes that Dr. Nicaise is qualified to serve as a director based on his extensive science background and professional experience in the biotechnology and pharmaceutical industries.
Eric I. Richman has served as a member of our Board since July 2020. Mr. Richman currently serves as a consultant to us, and previously held the position of our Chief Executive Officer from June 2020 until September 2022. Mr. Richman currently serves as an advisor to Broad Oak Capital, a life science private equity firm, a position he has held since 2015. He previously served as a venture partner at Brace Pharma Capital, a life science venture capital firm, from 2016 to 2018. Mr. Richman also served as Chief Executive Officer of Tyrogenex Inc., a biopharmaceutical company, from 2016 to 2018 and as Chief Executive Officer of PharmAthene, Inc., subsequently acquired by Altimmune, Inc, from 2010 to 2015. Prior to joining PharmAthene, Mr. Richman held various commercial and strategic positions of increasing responsibility at MedImmune, Inc. over a 12-year period from its inception in 1988 to 2000. Mr. Richman has served as a member of the boards of directors of Neubase Therapeutics, Inc. and NovelStem International Corp. since 2018. He also serves as co-founder and chairman of the board of directors of InFuse Holdings, a position he has held since 2019 and as a member of the board of directors of LabConnect, Inc., a position he has held since 2017. From 2007 to 2020, he served as a member of the boards of directors of Adma Biologics, Inc. and Zyversa Therapeutics, Inc. Mr. Richman also served as a director at LEV Pharmaceuticals from 2003 until 2008, when it was acquired by ViroPharma. Mr. Richman received a B.S. in Biomedical Science from the Sophie Davis School of Biomedical Education (CUNY Medical School) and a M.B.A. from the American Graduate School of International Management. Our Board believes that Mr. Richman is qualified to serve as a director based on his prior role as our Chief Executive Officer as well as his extensive management experience in the biotechnology industry.
Jeffrey Riley has served as a member of our Board since May 2019. He currently serves as the Chief Executive Officer and director of Caravan Biologix, Inc., roles he has held since September 2021, and as Executive Chairman of Blink TBI, a role he has held since August 2020. Since January 2018, Mr. Riley has served as Co-Founder and Partner at 526 Ventures, a strategic and management consulting and investing for pharmaceutical, biotechnology, life sciences, and diagnostic companies. Over his career, he has served in various roles and responsibilities in big pharma (SmithKline Beecham and Pfizer), venture capital (Queensland Biocapital Fund / QIC) and numerous biotechnology companies in the capacity of business development and general management. From March 2010 until December 2017, he served as the President, Chief Executive Officer and a director of Synthetic Biologics, Inc., a clinical-stage public company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal diseases. He has served as a member of several public and private boards of directors in the United States and Australia. Mr. Riley received a B.S. from Boise State University, an MBA/MIM from Arizona State University’s Thunderbird School of Global Management and has done advanced science work at the University of California, San Francisco and Berkeley. Our Board believes that Mr. Riley is qualified to serve as a director based on his extensive business development and executive experience in the biotechnology and pharmaceutical industries.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
Board Diversity
Our Board believes that a diverse board is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our nominating and corporate governance committee considers diversity, including gender, sexual preference and ethnicity, as adding to the overall mix of perspectives of our Board as a whole. With the assistance of the nominating and corporate governance committee, our Board regularly reviews trends in board composition, including on director diversity.
The table below provides additional diversity information regarding our Board as of April 28, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(f). While the Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(2), by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules), the Nominating and Corporate Governance Committee will continue to consider the diversity of the Board in its selection of director nominees.
Board Diversity Matrix (As of April 28, 2023)
Total Number of Directors:	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5		2
Part II: Demographic Background
African American or Black
Alaskan Native or Native American		1
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background	3
Our Board Diversity Matrix as of April 29, 2022 is available in our proxy statement for the 2022 Annual Meeting of Stockholders, as filed with the SEC on May 13, 2022.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with its external counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Goldstein, Mr. Hasler, Ms. Melincoff, Dr. Nicaise and Mr. Riley. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Alder was determined as not being independent since he serves as our President and Chief Executive Officer, and Mr. Richman was determined as not being independent since he formerly served as our President and Chief Executive Officer.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
BOARD LEADERSHIP STRUCTURE
The Chairman of our Board is Dr. Islam. The primary responsibilities of the Chairman of our Board are to: work with our Chief Executive Officer, Mr. Alder, to develop board meeting schedules and agendas; provide our Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the Board; develop the agenda for and moderate executive sessions of the independent members of the Board; preside over board meetings; act as principal liaison between the independent members of the Board and the Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the Board may determine from time to time. Accordingly, Dr. Islam has substantial ability to shape the work of our Board.
We believe that separation of the positions of board chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs and can enhance the effectiveness of our Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of cybersecurity risk management as well as incidental reports as matters arise. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
MEETINGS OF THE BOARD OF DIRECTORS
Our Board met five times during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended 100% of the aggregate of the meetings of our Board and of the committees on which he or she served as a director or committee member. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2022 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Matthias Alder
Khalid Islam, Ph.D.
Dov Goldstein, M.D.	X*		X
Hans Peter Hasler	X		X*
Gwen Melincoff		X
Claude Nicaise, M.D.		X	X
Eric I. Richman
Jeffrey Riley	X	X*
Total meetings in fiscal 2022	4	4	1

*
Committee Chairperson

Our Board has determined that each member of each standing committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each standing committee of our Board:
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is composed of three directors: Dov Goldstein (chair), Hans Peter Hasler, and Jeffrey Riley. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://gaintherapeutics.com/investors-media/corporate-governance.html.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.
The Board has also determined that Dr. Goldstein qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Goldstein’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
The Audit Committee is responsible for assisting our Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors and our internal financial and accounting controls. The principal duties and responsibilities of our Audit Committee include, among other things:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing our policies on risk assessment and risk management;

•
reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with our management. The Audit Committee has also reviewed and discussed with Ernst & Young AG, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young AG required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young AG the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the SEC.
Dov Goldstein, Chair
Hans Peter Hasler
Jeffrey Riley
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Gain Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Jeffrey Riley (chair), Gwen Melincoff, and Claude Nicaise. All members of our Compensation Committee are independent, as independence is currently defined in Rule 5605(d)(2) of Nasdaq Listing Rules. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://gaintherapeutics.com/investors-media/corporate-governance.html.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer, the other executive officers and directors; and

•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Mr. Alder, our Chief Executive Officer, may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, the Compensation Committee engaged Aon as compensation consultant. The Compensation Committee requested that Aon assist in refining our compensation strategy. As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of its compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Hans Peter Hasler (chair), Dov Goldstein and Claude Nicaise. All members of the Nominating and Corporate Governance Committee are independent, as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website and https://gaintherapeutics.com/investors-media/corporate-governance.html.
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for us.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 35 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 4800 Montgomery Lane, Suite 220, Bethesda, Maryland, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Secretary at c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary. Our Secretary will review each communication and will forward such communication to the Board or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication. All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to the Audit Committee.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://gaintherapeutics.com/investors-media/corporate-governance.html. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & Media” page of our website located at https://gaintherapeutics.com/investors-media/corporate-governance.html or by writing to our Secretary at our offices at 4800 Montgomery Lane, Suite 220 Bethesda, Maryland 20814.
HEDGING POLICY
Our Board has adopted an insider trading policy, which, among other things, prohibits engaging, directly or indirectly, in hedging transactions, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in publicly traded options, warrants, puts and calls or similar instruments related to our securities, engaging in short selling of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young AG as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Ernst & Young AG has audited our financial statements since our inception in 2020. Representatives of Ernst & Young AG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young AG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young AG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young AG.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Registered Public Accounting Firm Fees
Our independent public accounting firm is Ernst & Young AG, Lugano, Switzerland (PCAOB Auditor ID: 1460). The following is a summary and description of fees for the fiscal years ended December 31, 2022 and 2021 billed to us by Ernst & Young AG. All fees described below were pre-approved by the Audit Committee.
	Fiscal Year Ended
	2022	2021
Audit Fees(1)	$547,848	$380,000
Tax Fees(2)	32,189	22,000
Total Fees	$580,037	$402,000

(1)
Audit fees represent the aggregate fees and expenses for professional services rendered in relation to the audit of our consolidated financial statements on Form 10-K and the review of our quarterly condensed consolidated financial statements on Form 10-Q, and the statutory audit fees of our Swiss subsidiary. Also includes professional services rendered in connection with issuance of consents included in registration statements and issuance of comfort letters.

(2)
Tax fees consist of fees and expenses for professional services rendered in connection with tax compliance and tax advice, including tax return preparation.

Pre-Approval Policies and Procedures
The Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young AG. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 28, 2023. Our executive officers are appointed by, and serve at the discretion of, our Board.
Name	Age	Principal Position
Matthias Alder	58	President, Chief Executive Officer and Director
C. Evan Ballantyne	63	Chief Financial Officer
Matthias Alder Biographical information for Mr. Alder is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
C. Evan Ballantyne has served as our Chief Financial Officer since April 2023. Prior to joining us, Mr. Ballantyne most recently served as the Chief Financial Officer of OncXerna Therapeutics, Inc. from August 2021 to January 2023. Prior to OncXerna, Mr. Ballantyne served as Chief Financial Officer of Orchestra BioMed, Inc. from October 2018 to July 2021. Mr. Ballantyne also served as the Chief Financial Officer of Cerecin, Inc., an Alzheimer’s disease-focused company backed by Nestlé Health Science, from August 2016 to September 2018. Mr. Ballantyne currently serves on the board of directors of PreveCeutical Medical Inc. Mr. Ballantyne holds a B.A. in history and political science from the University of Western Ontario and a post-graduate degree in business administration from the University of Windsor.
There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Overview
This section provides a discussion of the total compensation awarded to, earned by, or paid to, during the years ended December 31, 2022 and 2021: (1) the two individuals who served as our principal executive officer during the fiscal year ended December 31, 2022, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2022 and were serving as executive officers as of such date, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2022. We refer to these individuals in this Proxy Statement as our named executive officers. Our named executive officers for 2022 who appear in the Summary Compensation Table are:
•
Matthias Alder, our former Chief Operating Officer who was promoted to our Chief Executive Officer in September 2022;

•
Eric I. Richman, our former Chief Executive Officer; and

•
Salvatore Calabrese, whose service as our Chief Financial Officer and as an executive officer ended effective April 10, 2023.

SUMMARY COMPENSATION TABLE
The following table shows, for the fiscal years ended 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Matthias Alder(5)	2022	444,693(6)	—	88,632	394,173	125,000	23,309(7)	1,075,990
Chief Executive Officer and former Chief Operating Officer	2021	83,333	—	—	848,826	21,875	—	954,034
Eric I. Richman(8)	2022	343,192(9)	—	192,150	622,566	—	115,924 (10)	1,271,732
Former Chief Executive Officer	2021	373,458	80,000	—	—	120,000	26,707	600,165
Salvatore Calabrese(11)	2022	225,926(12)		39,699	176,418	43,845(13)	—	485,888
Former Chief Financial Officer	2021	268,000(14)	40,000	—	—	37,389	—	345,389

(1)
Salary amounts represent actual amounts earned with respect to 2022. See “— Narrative to the Summary Compensation Table — Annual Base Salary” below.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSU awards granted during 2022 based on the closing price of our common stock on the grant date, consistent with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the RSU awards or the sale of shares of common stock underlying such RSU awards.

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2022 computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the options, the exercise of the options or the sale of shares of common stock underlying such options.
(4)
Reflects performance-based cash bonuses earned by our named executive officers with respect to 2022. See “— Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was earned.

(5)
Mr. Alder served as our Chief Operating Officer from October 2021 until September 20, 2022 (the “CEO Transition Date”), when he was appointed to serve as our Chief Executive Officer and to the Board. Mr. Alder does not receive any additional compensation for his services as a director.

(6)
Mr. Alder received an annual base salary of $420,000 during his time as Chief Operating Officer prior to the CEO Transition Date from January to September 2022, and, after his promotion to the position of Chief Executive Officer, he received an annual base salary of $500,000 from September 2022 through December 31, 2022.

(7)
Amount reflects medical, dental and vision insurance premiums in the amount of $22,822 paid by us on behalf of Mr. Alder, as well as life, long-term disability, short-term disability and accidental death and dismemberment insurance premiums paid by us on behalf of Mr. Alder.

(8)
Mr. Richman served as our Chief Executive Officer until the CEO Transition Date, when he resigned and transitioned to the role of consultant and Mr. Alder was appointed as our Chief Executive Officer. Mr. Richman continues to serve as a member of the Board and does not receive any additional compensation for his services as a director.

(9)
Amount reflects (a) an annual base salary of $525,000 pro-rated for Mr. Richman’s 80% work schedule, earned during his time as Chief Executive Officer prior to the CEO Transition Date from January to September 2022, and (b) accrued and unused vacation in the amount of $27,461 paid upon Mr. Richman’s resignation as our Chief Executive Officer.

(10)
Amount reflects medical, dental and vision insurance premiums in the amount of $26,394 reimbursed to Mr. Richman or paid by us on behalf of Mr. Richman and (b) consulting fees in the amount of $89,530 earned by Mr. Richman following the CEO Transition Date through December 31, 2022.

(11)
Mr. Calabrese served as our Chief Financial Officer until April 2023, when Mr. Ballantyne was appointed as our Chief Financial Officer. Pursuant to his Separation Agreement (as defined and described below), Mr. Calabrese’s employment with the Company will terminate as of April 30, 2023.

(12)
Mr. Calabrese’s 2022 annual base salary was €237,900 which for reporting purposes has been converted into U.S. dollars at the 2022 average exchange rate of $1.053.

(13)
Mr. Calabrese’s 2022 annual bonus was €41,638 which for reporting purposes has been converted into U.S. dollars at the 2022 average exchange rate of $1.053.

(14)
Mr. Calabrese’s 2021 annual base salary was €226,600 which for reporting purposes has been converted into U.S. dollars at the 2021 average exchange rate of $1.18.

NARRATIVE TO SUMMARY COMPENSATION TABLE
Elements of Compensation
Our Board reviews compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company.
Generally, our Board has historically determined the compensation of our executives, upon recommendation of the Compensation Committee. The Compensation Committee has reviewed and recommended to the Board for approval the compensation and other terms of employment of our Chief Executive Officer, and evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives. Our Chief Executive Officer has typically discussed his recommendations for all other executives (other than himself) with the Compensation Committee and the Board. Based on those discussions and its discretion, the Compensation Committee has recommended the cash compensation of each executive officer to the Board, and the Board has then approved. The Compensation Committee administers our equity compensation plans and approves or recommends to the Board for approval awards made to our executives thereunder.
Annual Base Salary
The annual base salaries of our named executive officers are generally reviewed, determined and approved by the Board periodically upon the recommendation of the Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
The following table sets forth the annual base salaries for each of our named executive officers for 2022 and 2023 as well as Mr. Ballantyne for 2023, as determined by the Board upon the recommendation of the Compensation Committee:
Name	2022 Base Salary ($)	2023 Base Salary ($)
Matthias Alder	500,000(1)	500,000
Eric I. Richman	420,000(2)	N/A
Salvatore Calabrese(3)	225,926(4)	263,068(5)
C. Evan Ballantyne(6)	N/A	350,000

(1)
Mr. Alder received an annual base salary of $420,000 during his time as Chief Operating Officer prior to the CEO Transition Date from January to September 2022, and, after his promotion to the position of Chief Executive Officer, his annual base salary was increased to $500,000 from September 2022 through December 31, 2022.

(2)
Amount reflects an annual base salary of $525,000 pro-rated for Mr. Richman’s 80% work schedule, as in effect immediately prior to the CEO Transition Date. Mr. Richman resigned from his position as Chief Executive Officer on September 20, 2022.

(3)
Mr. Calabrese’s service as our Chief Financial Officer and as an executive officer ended effective April 10, 2023. Pursuant to his Separation Agreement, Mr. Calabrese’s employment with the Company will terminate as of April 30, 2023.

(4)
Mr. Calabrese’s 2022 annual base salary was €237,900 which for reporting purposes has been converted into U.S. dollars at the 2022 average exchange rate of $1.053.

(5)
Mr. Calabrese’s 2023 annual base salary was increased by 5% to €249,827, which for reporting purposes has been converted into U.S. dollars at the 2022 average exchange rate of $1.053.

(6)
Mr. Ballantyne was appointed our Chief Financial Officer effective April 10, 2023. He is entitled to an annual base salary for 2023 of $350,000 pursuant to the terms of his employment agreement (as described below).

Non-Equity Incentive Plan Compensation
In accordance with the terms of their respective employment agreements, our executive officers are eligible to receive discretionary annual bonuses of up to a percentage of each executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by the Compensation Committee.

Name	2022 Bonus Target (%)	2023 Bonus Target (%)
Matthias Alder	50	50
Eric I. Richman	50	—
Salvatore Calabrese(1)	35	35
C. Evan Ballantyne(2)	N/A	40

(1)
Mr. Calabrese’s service as our Chief Financial Officer and as an executive officer ended effective April 10, 2023. Pursuant to his Separation Agreement, Mr. Calabrese’s employment with the Company will terminate as of April 30, 2023.

(2)
Mr. Ballantyne was appointed our Chief Financial Officer effective April 10, 2023. Pursuant to the terms of his employment agreement, Mr. Ballantyne is eligible to receive, a discretionary bonus initially set at a target of 40% of his annual base salary.

In March 2023, the Compensation Committee completed an evaluation of our overall performance for 2022 and the named executive officers’ respective contributions in achieving this performance. The Compensation Committee’s review was based on company performance against corporate objectives previously approved by the Board. Following such review, the Compensation Committee determined that the corporate performance objectives were achieved at approximately the 50% achievement level. The Compensation Committee also determined that Mr. Alder had earned 50% of his target bonus for 2022 based on additional achievements and his overall performance, equal to a bonus of $125,000, and Mr. Calabrese had earned 50% of his target bonus for 2022, equal to a bonus of €41,638. Mr. Richman was not eligible to receive a bonus for 2022 in light of his resignation as our Chief Executive Officer in September 2022.
Equity-Based Incentive Awards
Our equity-based incentive awards granted to our named executive officers are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers.
Historically, we have used stock options as an incentive for long-term compensation to our executive officers because the options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the option’s exercise price, which exercise price is set at the fair market value of our shares of common stock on the date of grant. We have also used restricted stock unit awards as long-term incentives for our executive officers, in combination with or without stock option awards.
Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. We may grant equity awards at such times as our Board or Compensation Committee determines appropriate. Our executives generally are awarded an initial grant in the form of an option, at times accompanied by restricted stock units, in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “— Outstanding Equity Awards at Fiscal Year-End” for further information regarding option and stock awards granted during fiscal 2022.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2022.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Matthias Alder	09/20/22	—	60,900(1)		3.50	09/20/32	10,200(1)	35,700	—	—
Chief Executive Officer and Former Chief Operating Officer	07/15/22	—	79,200(2)		4.01	07/15/32	13,200(2)	52,932	—	—
	12/23/21	50,000	150,000(3)	—	5.86	12/23/31	—	—	200,000(4)	1,086,000
Eric I. Richman	09/20/22	—	329,400(5)		3.50	09/20/32	54,900(5)	192,150	—	—
Former Chief Executive Officer	12/15/20	18,215	8,208(6)	—	3.38	12/15/30	—	—	—	—
Salvatore Calabrese	07/15/22	—	59,400(2)		4.01	07/15/32	9,900(2)	39,699	—	—
Former Chief Financial Officer	09/25/20	62,758	20,916(7)	—	3.38	09/25/30	—	—	—	—

(1)
Reflects an option to purchase up to 60,900 shares of our common stock (the “Promotion Option”) and (ii) 10,200 restricted stock units (the “Promotion RSUs”). Subject in each case to Mr. Alder’s continued service through each applicable vesting date, (i) the Promotion Option will vest and become exercisable 25% on September 20, 2023, with the remaining balance vesting and becoming exercisable in substantially equal monthly installments over the three years thereafter on the 20th day of the month and (ii) the Promotion RSUs will vest 25% on September 20, 2023, with the remaining balance vesting in substantially equal quarterly installments every three months over the three years thereafter on the 20th day of the month.

(2)
Reflects (i) incentive stock options that vest subject to continued service (a) 25% on July 1, 2023 and (b) 75% in substantially equal monthly instalments over the three years thereafter on the 1st day of the month subject to continuous service and (b) RSUs that vest (a) 25% on July 1, 2023 and (b) 75% in substantially equal quarterly installments every three months over the three years thereafter.

(3)
Twenty-five percent of the common stock subject to this award vested on December 23, 2022, and the remaining shares vest in 36 substantially equal monthly installments thereafter, subject to the officer’s continued service through each vesting date.

(4)
The performance-based restricted stock unit award granted to Mr. Alder in December 2021 will vest upon the achievement of the following milestones: (i) the first tranche of 100,000 restricted stock units will vest upon (a) the closing of an exclusive license deal for one or more Company pipeline programs and/or research, development and commercialization of a collaboration deal with a “Validating Industry Partner” (as such term is defined in his employment agreement), and (b) a resulting extension of our cash runway by one year or more with one or more transactions; and (ii) the second tranche of 100,000 restricted stock units will vest upon the initiation (which we define as the dosing of a first patient) of a Phase 1b clinical trial conducted in the United States.

(5)
Reflects (i) a nonqualified option to purchase 329,400 shares of our common stock (the “Consulting Option”) and (ii) 54,900 RSUs (the “Consulting RSUs”), in each case granted to Mr. Richman in connection with the CEO Transition and the commencement of his services as a consultant. The Consulting Option and Consulting RSUs vest in full on September 20, 2023, subject to continued service through such vesting date.

(6)
One-third of the shares underlying this award vested on December 15, 2021, and the remaining shares vest in 24 substantially equal monthly installments thereafter, subject to officer’s continued service through each vesting date.

(7)
One-third of the shares underlying this award vested on September 25, 2021, and the remaining shares vest in 24 substantially equal monthly installments thereafter, subject to officer’s continued service through each vesting date.

Health and Welfare and Retirement Benefits
Our named executive officers are eligible to participate in benefits available generally to salaried employees, such as participation in our 401(k) plan in the United States, paid time off, and holiday, in each case on the same basis as our other employees.
The Compensation Committee periodically reviews the levels of benefits provided to executive officers to ensure that they remain reasonable and consistent with its compensation philosophy. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.
Perquisites
We generally do not provide significant perquisites or personal benefits to our executive officers.
Employment Agreements and Severance Benefits
We provide our executive officers with certain severance protections in their employment agreements in order to attract and retain an appropriate caliber of talent for such positions. Our employment agreements with the named executive officers and the severance provisions set forth therein are summarized below under “— Employment Arrangements” and “— Potential Payments and Benefits upon Termination or Change in Control.” Our Compensation Committee intends to periodically review the level of the benefits in these agreements.
Employment Arrangements
We have entered into employment agreements with Messrs. Alder and Ballantyne, an employment agreement and separation agreement with Mr. Calabrese, and a transition and consulting agreement with Mr. Richman. The agreements set forth the terms and conditions of each such individual’s employment (or, in the case of Mr. Richman, his consulting arrangement) with us, including base salary or fees for service, bonus opportunity and eligibility for employee benefits. Additionally, either in such agreements or in the ancillary agreements thereunder, our named executive officers and Mr. Ballantyne have certain continuing obligations set forth in certain non-solicitation and non-competition provisions. Our agreements with Messrs. Alder, Richman, Calabrese and Ballantyne set forth certain severance benefits upon a qualifying termination of employment or, in the case of Mr. Richman, his consulting arrangement. Any potential payments and benefits due upon a qualifying termination or a change in control are further described below under “— Potential Payments and Benefits upon Termination or Change in Control.”
The employment or, in the case of Mr. Richman, consulting arrangement, of our named executive officers and Mr. Ballantyne may be terminated at any time subject to any applicable notice provisions and other terms of the respective agreements. In addition, each of our named executive officers and Mr. Ballantyne has executed a form of our standard confidential information and inventions assignment agreement. The material terms of each agreement are described below.
Matthias Alder
We entered into an employment agreement with Mr. Alder in October 2021 in connection with his employment as our Chief Operating Officer. Under his employment agreement, Mr. Alder was eligible to receive an initial annual base salary of $400,000 as may be adjusted from time to time by the Compensation Committee of the Board. As of January 1, 2022, Mr. Alder’s base salary was increased to $420,000. He was also eligible to receive an annual performance incentive bonus with a target amount in 2022 set at 40% of his annual base salary.
Under the employment agreement, in December 2021, we granted Mr. Alder an option to acquire 200,000 shares of common stock pursuant to the 2020 Plan, with an exercise price of $5.86, as described in “— Outstanding Equity Awards as of December 31, 2022” above. We also granted Mr. Alder a performance-based restricted stock unit award to acquire up to 200,000 shares of common stock which will vest in two tranches upon the achievement of the following milestones: (i) the first tranche of 100,000 restricted stock units will vest upon (a) the closing of an exclusive license deal for one or more Company pipeline programs and/or research, development and commercialization of a collaboration deal with a “Validating Industry Partner” (as such term is defined in his employment agreement), and (b) a resulting extension of our cash runway by one year or more with one or more transactions; and (ii) the second tranche of 100,000 restricted stock units will vest upon the initiation (which we define as the dosing of a first patient) of a Phase 1b clinical trial conducted in the United States or any clinical efficacy study dosing under a United States Food & Drug Administration Investigational New Drug Application.
In connection with his appointment as President and Chief Executive Officer, we entered into an amended and restated employment agreement with Mr. Alder (the “Amended and Restated Employment Agreement”) dated September 20, 2022 (the “Effective Date”).
Pursuant to the Amended and Restated Employment Agreement, Mr. Alder is entitled to (i) an annualized base salary of $500,000 and (ii) as determined by the Board in its sole discretion, an annual incentive cash bonus with a target of 50% of his annual base salary. Also pursuant to the Amended and Restated Employment Agreement, the Board approved the grant to Mr. Alder of an option to purchase up to 60,900 shares of our common stock at an exercise price per share equal to fair market value on the date of grant (the “Promotion Option”) and 10,200 restricted stock units (the “Promotion RSUs”), in each case subject to the terms and conditions of our 2022 Equity Incentive Plan and the applicable award documentation. Subject in each case to Mr. Alder’s continued service through each applicable vesting date, (i) the Promotion Option will vest and become exercisable 25% on the first anniversary of the Effective Date, with the remaining balance vesting and becoming exercisable in substantially equal monthly installments over the three years thereafter on the same day of the month as the Effective Date and (ii) the Promotion RSUs will vest 25% on the first anniversary of the Effective Date, with the remaining balance vesting in substantially equal quarterly installments every three months over the three years thereafter on the same day of the month as the Effective Date. In addition, the Amended and Restated Employment Agreement provides that Mr. Alder will be eligible for equity incentive grants as determined by the Board in its sole discretion from time to time, and his existing equity awards will continue to vest in accordance with their terms.
Salvatore Calabrese
We, through our subsidiary, GT Gain Therapeutics SA, entered into an employment agreement with Mr. Calabrese in November 2020 in connection with his employment as our Chief Financial Officer. Under his employment agreement, Mr. Calabrese was eligible to receive an initial annual base salary of €226,600 ($268,000, converted into U.S. dollars using the 2021 average foreign exchange rate of 1.1827) and a signing bonus of €18,500. Mr. Calabrese is also eligible to receive an annual bonus with a target amount in 2022 and 2023 equal to 35% of his annual base salary. As of January 1, 2022, Mr. Calabrese’s base salary was increased by 5% to €237,930. Assuming the 2021 average exchange rate of $1.1827, Mr. Calabrese’s 2022 base salary would be equivalent to $281,400. In January 2022, Mr. Calabrese’s base salary was increased to €237,900 (or $225,926 based on the 2022 average exchange rate of $1.053). As of January 1, 2023, Mr. Calabrese’s base salary was increased by 5% to €249,827 (or $263,068 based on the 2022 average exchange rate of $1.053).
Under his employment agreement, we also agreed to grant Mr. Calabrese a certain amount of equity representing 1% of our share capital, with anti-dilution protection in the event our share capital increases such Mr. Calabrese shall retain at least 1% of our fully-diluted ownership. On September 25, 2020, we granted Mr. Calabrese an initial option to acquire 83,674 shares of common stock pursuant to the 2020 Plan, with an exercise price of $3.37, as described in “— Outstanding Equity Awards as of December 31, 2022” above.

Mr. Calabrese’s service as our Chief Financial Officer ended effective April 10, 2023, and we, through GT Gain Therapeutics SA, subsequently entered into a separation agreement and release with Mr. Calabrese, dated as of April 27, 2023 (the “Separation Agreement”), pursuant to which Mr. Calabrese’s employment with the Company will terminate effective April 30, 2023 and Mr. Calabrese is entitled to certain severance benefits, as described below under “— Potential Payments Upon Termination or Change in Control.”
Eric I. Richman
Mr. Richman resigned as Chief Executive Officer effective September 20, 2022. In connection with Mr. Richman’s resignation, we entered into a transition agreement with Mr. Richman dated September 19, 2022 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Richman’s employment terminated effective September 20, 2022, and (i) subject to the commencement of Mr. Richman’s consulting arrangement provided for pursuant to the Consulting Agreement described below (the date of such commencement, the “Consulting Start Date”), Mr. Richman is entitled to an award of the Consulting Option, a nonqualified option to purchase 329,400 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, and the Consulting RSUs, 54,900 restricted stock units, in each case upon the terms and conditions of our 2022 Equity Incentive Plan (the “2022 Plan”) and applicable award documentation, and (ii) Mr. Richman’s existing option to purchase our common stock will continue in full force and effect, subject to certain specified amendments to the terms thereof to provide for net settlement for the payment of exercise price and/or withholding taxes, and will remain exercisable until the earlier of the original expiration date thereof and 18 months following the cessation of Mr. Richman’s continued consulting and/or Board service. The Consulting Option and Consulting RSUs vest in full on the first anniversary of the Consulting Start Date, subject to Mr. Richman’s continued provision of consulting and/or Board service, and subject to accelerated vesting during such continued service (a) upon termination due to death, disability, or termination of the Consulting Agreement other than due to material breach thereunder or (b) upon a change in control of the Company.
Also in connection with Mr. Richman’s resignation, we entered into a consulting agreement with Mr. Richman dated September 20, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, which has a term of 12 months, Mr. Richman is entitled to a monthly consulting fee of $27,200 in exchange for performing consulting services as a special advisor to the Company and the Board as an independent contractor. The Consulting Agreement provides that such fees are Mr. Richman’s sole compensation for serving on the Board during the time he serves as a consultant thereunder. Pursuant to the Transition Agreement, Mr. Richman’s existing equity awards will continue to vest in accordance with their terms during his continued service as a consultant pursuant to the Consulting Agreement or as a director on the Board.
C. Evan Ballantyne
We entered into an employment agreement with Mr. Ballantyne effective as of April 10, 2023 in connection with his appointment as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Ballantyne will be entitled to receive an annual base salary of $350,000 and is eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus which is initially set at a target of 40% of his annual base salary.
Also pursuant to Mr. Ballantyne’s employment agreement, as a material inducement to Mr. Ballantyne to enter into employment with us, the Board also approved the grant to Mr. Ballantyne of the following inducement equity awards (collectively referred to as the “Inducement Awards”) granted pursuant to our 2021 Inducement Equity Incentive Plan (the “Inducement Plan”), on the date of commencement of Mr. Ballantyne’s employment: (i) an option award to purchase up to 100,000 shares of our common stock at an exercise price per share equal to fair market value on the date of grant (the “Inducement Option”), vesting over a four year period from the CFO Transition, with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the vesting period, in each case subject to Mr. Ballantyne’s continuous employment with us through the applicable vesting date, and (ii) 100,000 restricted stock units (the “Inducement RSUs”) vesting, subject to Mr. Ballantyne’s continuous employment with the Company through the applicable vesting date, upon the Board’s certification that one or both of the following performance conditions have been achieved: (a) 50,000 Inducement RSUs vesting in connection with the closing of a transaction extending the cash runway by twenty-four (24) months, and/or (b) 50,000 Inducement RSUs vesting in connection with our stock price reaching a price of $10.00 per share based on the 10-day volume weighted average share price. The Inducement Awards will be subject to the terms of the Inducement Plan and the applicable award agreements thereunder and are intended to be granted pursuant to and in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules. In addition, Mr. Ballantyne’s employment agreement provides that Mr. Ballantyne will be eligible for equity incentive grants as determined by the Board in its sole discretion from time to time.
Potential Payments Upon Termination or Change in Control
Our named executive officers and Mr. Ballantyne are entitled to certain severance benefits upon certain qualified terminations of employment or, in the case of Mr. Richman, consulting services, and upon certain qualified changes in control of the Company, each as summarized below.
Matthias Alder
Mr. Alder’s employment is at-will. In the event of termination of Mr. Alder’s employment by us without “Cause”, by Mr. Alder with “Good Reason” or if Mr. Alder’s employment terminates upon death or his “Disability” (as such terms are defined in the Amended and Restated Employment Agreement), he is eligible to receive cash severance equal to twelve (12) months of base salary, or if within three (3) months prior to twenty-four (24) months following a “Change of Control” of the company (as such term is defined in Mr. Alder’s employment agreement) (the “Change of Control Period”), Mr. Alder’s severance period would be increased to twenty four (24) months from the date of termination. As an additional component of severance, Mr. Alder is also eligible to receive an annual cash bonus equal to his pro-rated annual target bonus opportunity for the year in which the termination of employment occurs, or if during the Change of Control Period, Mr. Alder is eligible to receive (i) an annual cash bonus equal to his pro-rated annual target bonus opportunity for the year in which the termination of employment occurs, and (ii) an annual cash bonus equal to his annual target bonus opportunity that would accrue during the severance (i.e. the year following in which the termination of employment occurs). In addition, if Mr. Alder timely elects to receive continued coverage under our group health care plan pursuant to COBRA, then he will be eligible to receive payment of the employee portion of his COBRA premiums until the earlier of (x) the applicable severance period (i.e. twelve (12) months or twenty four (24) months depending on whether the qualifying termination occurred during the Change in Control Period) or (y) the date he obtains or becomes eligible for health care coverage from a new employer or otherwise. In addition, Mr. Alder will be entitled to accelerated vesting of the outstanding unvested stock awards that would have vested over the 12 (twelve) month period following the date of termination had Mr. Alder remained continuously employed during such period or, if during the Change of Control Period, accelerated vesting of all then-unvested “Stock Awards” (as defined in the Amended and Restated Employment Agreement), provided that if any unvested stock awards have lapsed or been forfeited during the Change of Control Period but prior to the Change of Control, a cash payment for such awards as described in the Amended and Restated Employment Agreement. Such severance benefits are subject to Mr. Alder’s execution of a release as described in the Amended and Restated Employment Agreement. In the event of a termination on account of Mr. Alder’s death or Disability, the Company will not be required to provide such severance benefits if it has paid for or provides life insurance or long-term disability coverage under the terms of the Amended and Restated Employment Agreement.
Salvatore Calabrese
Under the terms of our employment agreement with Mr. Calabrese, Mr. Calabrese’s employment is terminable by us or Mr. Calabrese upon six months’ written notice. On April 6, 2023, we informed Mr. Calabrese that his service as our Chief Financial Officer of the Company would terminate effective April 10, 2023, and provided notice of termination of his employment in accordance with the Employment Agreement. Mr. Calabrese’s employment agreement provides that if Mr. Calabrese’s employment is terminated within 24 months following a “Change in Control” either by us without “Cause” or by Mr. Calabrese’s resignation within 24 months following a change in control for “Good Reason” (each term as defined in his employment agreement), Mr. Calabrese is eligible for severance pay equal to the sum of (i) two times his base salary, plus (ii) two times the greater of (x) the average of the bonuses received in the three years prior to his separation date or (y) the target bonus for the year of Mr. Calabrese’s termination, plus

(iii) a pro-rated target bonus for the year of Mr. Calabrese’s termination. In addition, all unvested stock options will fully vest and be exercisable for 90 days following such termination, and Mr. Calabrese would be eligible for reimbursement of any legal expenses incurred in the course of enforcing such payments. Such severance benefits are in lieu of any notice pay, and contingent on Mr. Calabrese’s execution of a waiver and release in a form established by us. Mr. Calabrese’s employment agreement is governed by Swiss law.
Following the termination of Mr. Calabrese’s service as Chief Financial Officer effective April 10, 2023, we entered into the Separation Agreement, which provides that Mr. Calabrese’s employment terminates effective April 30, 2023 (the “Termination Date”), and Mr. Calabrese is entitled to payment of accrued and unpaid salary through such date as well as €41,638 (approximately $45,802 based on the exchange rate as of April 27, 2023 of $1.10) constituting Mr. Calabrese’s discretionary annual bonus for 2022, paid in accordance with our standard payroll cycle. In addition, subject to Mr. Calabrese’s execution, non-revocation and delivery of, and compliance with the terms of, the Separation Agreement, Mr. Calabrese is entitled to payment of the following amounts on or prior to May 10, 2023: (A) an aggregate cash payment of approximately €266,482 (approximately $293,130 based on the exchange rate as of April 27, 2023 of $1.10), representing (i) 12 months’ base salary in effect as of the Termination Date (the “Severance Payment”) and (ii) the value of unused paid vacation accrued through the Termination Date, plus (B) reimbursement of attorney’s costs and fees in connection with the termination of the Employment Agreement, and with the review and negotiation of the Separation Agreement. The Separation Agreement further provides that, subject to Mr. Calabrese’s execution, non-revocation and delivery of, and compliance with the terms of, the Separation Agreement, Mr. Calabrese’s outstanding unvested equity awards as of the Termination Date will vest 100% as of the Termination Date, and Mr. Calabrese’s stock options will be exercisable for a period of 12 months following the Termination Date.
In addition, the Separation Agreement provides that in the event of a “Change of Control,” as defined in the Employment Agreement, occurring on or prior to April 30, 2024, Mr. Calabrese will be entitled to the Change of Control benefits as set forth in Section 11.6 of the Employment Agreement less the amount of the Severance Payment described above.
The Separation Agreement provides that if the Company does not comply with its severance and other specified obligations under the Separation Agreement on or prior to May 10, 2023, the Separation Agreement will be considered null and void in its entirety, and the Employment Agreement will continue in effect through October 31, 2023.
Eric I. Richman
Pursuant to the Transition Agreement with Mr. Richman, if prior to the first anniversary of the commencement of Mr. Richman’s provision of consulting services pursuant to the Consulting Agreement, Mr. Richman’s continuous service terminates due to his death, “Disability” (as defined in the 2022 Plan) or a termination of the Consulting Agreement by the Company other than due to a “Material Breach” (as defined in the Consulting Agreement), or if a “Change in Control” (as defined in the 2022 Plan) occurs during Mr. Richman’s continuous service, then Mr. Richman is eligible for accelerated vesting of the Consulting Option and Consulting RSUs in full upon the occurrence of such termination or Change in Control, as applicable.
C. Evan Ballantyne
Mr. Ballantyne’s employment is at-will. In the event of termination of Mr. Ballantyne’s employment by us without “Cause”, by Mr. Ballantyne for “Good Reason” or Mr. Ballantyne’s employment terminates upon his death or “Disability” (as each such capitalized term is defined in Mr. Ballantyne’s employment agreement), in all cases subject to Mr. Ballantyne entering into and not revoking a separation agreement in a form acceptable to the Company, he would be eligible to receive cash severance equal to twelve (12) months of base salary. In addition, if Mr. Ballantyne timely elects to receive continued coverage under our group health care plan pursuant to COBRA or applicable state continuation coverage laws, then he will be eligible to receive payment of the employer portion of his COBRA premiums for the twelve (12) month period after the termination of employment occurs. If such termination were to occur on the date of a “Change of Control” (as such term is defined in Mr. Ballantyne’s employment agreement) or within twelve (12) months thereafter, then as additional components of severance, Mr. Ballantyne would be eligible to receive (x)(i) an annual cash bonus equal to his pro-rated annual target bonus opportunity for the year in which the termination of employment occurs, and (ii) an annual cash bonus equal to his annual target bonus opportunity that would accrue during the twelve (12) month period after the termination of employment occurs; and (y) accelerated vesting of 100% of any then-unvested “Stock Awards” (as defined in Mr. Ballantyne’s employment agreement). In the event of a termination on account of Mr. Ballantyne’s death or Disability, the Company will not be required to provide such severance benefits if it has paid for or provides life insurance or long-term disability coverage under the terms of Mr. Ballantyne’s employment agreement.
Equity Incentive Agreements
Our equity incentive plans and award agreements thereunder also provide for certain protections in the event of specified termination and change in control events, as summarized below.
2020 Omnibus Incentive Plan (“Prior Plan”).   Unless an award agreement provides otherwise, in the event of a change in control (as defined in the Prior Plan) and either an award is not assumed or substituted by the acquirer or it is assumed or substituted, but the participant’s employment is terminated without cause or for good reason (as such terms are defined in the Prior Plan) within 12 months following the change in control (a “Qualifying Termination”), (i) any unvested awards will become fully vested and exercisable (if applicable), and (ii) any applicable performance conditions will be deemed to be achieved at target performance levels.
Inducement Plan.   The Inducement Plan provides for the same treatment of outstanding awards in the event of a Qualifying Termination as provided under the Prior Plan, noted above.
In addition, the option and RSU agreements under the Inducement Plan provide that in the event that a participant’s employment is terminated by the Company without cause or due to the participant’s death or disability, subject to the execution and delivery of an effective release of claims, the shares subject to the option or RSUs that are scheduled to vest in the six months following the termination date will immediately vest on the date of termination.
2022 Plan.   Unless an award agreement provides otherwise, under the 2022 Plan, in the event of a corporate transaction (as defined in the 2022 Plan) where outstanding awards are not assumed, continued, or substituted, awards held by current participants will vest in full contingent upon the effectiveness of the transaction, and any performance-vesting conditions will be deemed satisfied at 100% of the target level of performance.
NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2022. Mr. Alder and Mr. Richman, also members of our Board, are named executive officers whose compensation is included in the “Summary Compensation Table” and as described in the related narrative disclosure above. Mr. Alder does not receive any compensation for his service as a director. Mr. Richman’s consulting fees are Mr. Richman’s sole compensation for serving on our Board during the time he serves as a consultant pursuant to the Consulting Agreement described above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Khalid Islam, Ph.D.	75,000	19,845	94,845
Dov Goldstein, M.D.	62,000	19,845	81,845
Hans Peter Hasler	58,500	19,845	78,345
Gwen Melincoff	45,000	19,845	64,845
Claude Nicaise, M.D.	50,000	19,845	69,845
Jeffrey Riley	60,500	19,845	80,345

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the periods presented computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the options, the exercise of the options or the sale of the shares of common stock underlying such options.

(2)
The following table provides information regarding the number of shares of common stock underlying options granted to our non-employee directors that were outstanding as of December 31, 2022:

Name	Option Awards Outstanding at Year-End (#)
Khalid Islam, Ph.D.	43,270
Dov Goldstein, M.D.	30,058
Hans Peter Hasler	30,058
Gwen Melincoff	30,058
Claude Nicaise, M.D.	30,058
Jeffrey Riley	56,482
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
On September 20, 2022, we adopted a formal non-executive director compensation policy based upon market research and advice from our compensation consultant. Under our non-employee director compensation policy, each of our non-employee directors is eligible to receive cash and equity compensation for service on our Board and committees of our Board.
Cash Compensation
The non-employee director compensation policy provides our non-employee directors with the following cash compensation for their services:
Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for non-executive chairperson	35,000
Additional retainer for audit committee chair	17,500
Additional retainer for audit committee member	7,500
Additional retainer for compensation committee chair	13,000
Additional retainer for compensation committee member	5,000
Additional retainer for nominating and governance committee chair	11,000
Additional retainer for nominating and governance committee member	5,000

These retainers are payable in arrears in four equal quarterly installments within thirty days after the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending our board and committee meetings.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive options under the 2022 Plan. Each option granted under the policy is a non-statutory stock option and has an exercise price per share equal to the fair market value of a share of common stock on the date of grant. Any options granted under this policy have a term of 10 years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us. Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date.
Upon the termination of the membership of the non-employee director on the board for any reason, his or her options granted under this policy shall remain exercisable for three months following his or her date of termination (or such longer period as the board may determine in its discretion on or after the date of grant of such options).
Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with us until immediately prior to the closing of a change in control (as such term is defined in our 2022 Plan), the shares subject to his or her then-outstanding initial or annual equity awards that were granted pursuant to this policy will become fully vested immediately prior to the closing of such change in control.
Initial Award
Each new non-employee director who first joins our Board will automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted an initial, one-time equity award of options to purchase 42,000 shares of common stock, referred to as the initial grant. One-third of each initial grant will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant.
Annual Awards
On the date of each annual meeting of our stockholders, each non-employee director who continues to serve will automatically be granted an option to purchase 10,500 shares of common stock, which will vest in equal monthly installments over the 12 months following the date of grant, subject to (i) the non-employee director’s continuous service through each applicable vesting date and (ii) that no annual award will be granted to a non-employee director in the same calendar year that such director received his or her initial grant.
September 2022 Supplemental Awards to Directors
On September 20, 2022, we granted an option award to purchase 10,500 shares of common stock with an exercise price of $3.50 to each of our directors, other than Mr. Alder and Mr. Richman, because the newly-adopted director compensation policy was not in effect as of the date of the 2022 Annual Meeting of Stockholders, at which time the continuing directors would have receive an annual award under the newly-adopted director compensation policy. These awards have one year cliff vesting, subject to the director’s continued service with us through the applicable vesting date. Notwithstanding any vesting schedule, for each non-employee director who remains in continuous service with us until immediately prior to the closing of a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to directors as director compensation will become fully vested immediately prior to the closing of such change in control.

Equity Compensation Plan Information
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2022.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by stockholders(3)	1,682,712	6.11	113,363(4)
Equity plans not approved by stockholders(5)	500,000	5.47	500,000
Total	2,182,712	5.96	613,363

(1)
The equity plans approved by security holders are described in Note 15 — Equity Incentive Plans, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and include the Prior Plan and the 2022 Plan, which were approved by our stockholders.

(2)
Includes the Prior Plan and 2022 Plan. Stock options or other stock awards granted under the Prior Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2020 Plan. In accordance with the terms of the 2022 Plan, the total number of shares of common stock reserved for issuance thereunder automatically increased on January 1st in an amount equal to 6.0%, of the total number of shares of common stock outstanding on December 31st of the preceding year. Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under the 2022 Plan increased by 713,002 shares, pursuant to these provisions. This increase is not reflected in the table above.

(3)
Consists of the Inducement Plan, as described in Note 15 — Equity Incentive Plans, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)
The weighted average exercise price excludes RSUs, which have no exercise price.

(5)
Consists of outstanding options and RSUs. In the case of RSUs subject to performance-vesting, amount assumes 100% achievement of all applicable performance milestones.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 10, 2023 by:
•
each of our named executive officers;

•
each of our directors;

•
all of our current executive officers and directors as a group; and

•
each person or entity known by us to be beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 12,116,142 shares of common stock outstanding as of April 10, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or issuable pursuant to restricted stock units held by the person that are currently exercisable, or would vest or become exercisable based on service-based vesting conditions within 60 days of April 10, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814.
	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Stockholders:
Shawn Milmore Titcomb(2)	729,737	6.0%
TiVenture S.A.(3)	685,072	5.7
1MM & 1PP AG(4)	880,784	7.3
Named Executive Officers and Directors:
Matthias Alder(5)	70,830	*
Salvatore Calabrese(6)	77,378	*
Eric I. Richman(7)	254,193	2.1
Khalid Islam(8)	913,554	7.5
Dov Goldstein(5)	19,558	*
Hans Peter Hasler(5)	19,558	*
Gwen Melincoff(5)	19,558	*
Claude Nicaise(5)	19,558	*
Jeffrey Riley(5)	43,046	*
All current executive officers and directors as a group (9 persons)(9)	1,359,855	11.00%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,116,142 shares outstanding on April 10, 2023, adjusted as required by rules promulgated by the SEC.

(2)
Consists of 729,737 shares of common stock held by Shawn Milemore Titcomb, of which 14,829 shares are wholly owned by the Shawn Milemore Titcomb Revocable Trust, over which Mr. Titcomb is the trustee. The address of Shawn Milemore Titcomb is c/o Allele Capital Ptners LLC, 900 N Federal Highway, Suite 400, Boca Raton, FL 33432.

(3)
The directors of TiVenture S.A. are Renato Boldini, Sergio Magistri, Fabio Selmoni. Each of these individuals may be deemed to share voting and dispositive power with regard to the common stock directly held by TiVenture S.A. The address for each of these individuals and TiVenture S.A. is c/o Ariosto 5, 69100 Lugano, Switzerland.

(4)
Consists of shares of our common stock held by 1 MM & 1 PP AG. Dr. Islam, a member of our Board, is the ultimate shareholder of 1 MM & 1 PP AG. Dr. Islam has the power to vote, acquire, hold and dispose of the shares held by 1 MM & 1 PP AG. The address for 1 MM & 1 PP AG and Khalid Islam is c/o Financial Consulting & Accounting Group GmbH, Flurstrasse 1. Hagendorn, Switzerland 6332.

(5)
Consists of shares of common stock issuable upon the exercise of options that are exercisable within 60 days of April 10, 2023.

(6)
Consists of (a) 3,000 shares of common stock held by Mr. Calabrese, and (b) 74,378 shares of common stock issuable upon the exercise of options granted to Mr. Calabrese that are exercisable within 60 days of April 10, 2023.

(7)
Consists of (a) 217,729 shares of common stock held by Mr. Richman, (b) 21,635 shares of common stock issuable upon the exercise of options granted to Mr. Richman that are exercisable within 60 days of April 10, 2023, and (c) 14,829 shares of common stock held by the Eric I Richman Living Trust. Mr. Richman is the trustee for the Eric I Richman Living Trust and has sole voting and investment power over the shares held by the Eric I Richman Living Trust.

(8)
Consists of (a) 880,784 shares of common stock held by 1 MM & 1 PP AG, of which Dr. Islam is the ultimate shareholder, and (b) 32,770 shares of common stock, in his individual name, issuable upon the exercise of options granted to Dr. Islam that are exercisable within 60 days of April 10, 2023.

(9)
Consists of (a) 1,116,342 shares of common stock held by our directors and current executive officers, and (b) 320,891 shares of common stock issuable upon the exercise of options granted to our directors and current executive officers that are exercisable within 60 days of April 10, 2023, which does not include shares held by Mr. Calabrese as he is not a current executive officer of the Company.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Policies and Procedures for Related Party Transactions
In connection with our initial public offering, our Board adopted a written related-party transaction policy, setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” will include (i) our executive officers, directors, director nominees and their immediate family members; (ii) stockholders owning five percent or more of our outstanding common stock and their immediate family members; and (iii) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. The policy covers with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $100,000 and a related person has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our Audit Committee has reviewed, approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.
Although we did not have a written policy for the review and approval of transactions with related persons prior to our IPO, our Board historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described below. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.
RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of fiscal year 2021, with respect to which we were a party, will be a party, or otherwise benefited, in which:
•
the amount involved exceeded or will exceed the lesser of (i) $120,000; or (ii) 1% of the average of our total assets as of December 31, 2021 and 2022, and

•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Agreements with Our Directors and Officers
Relationship with Minoryx
We have entered into a license agreement, dated December 20, 2017, or the Minoryx License Agreement, with Minoryx Therapeutics, S.L., a company organized under the laws of Spain, or Minoryx, pursuant to which we obtained exclusive worldwide license rights from Minoryx to use and exploit its intellectual property, including its SEE-Tx® discovery platform for the identification of non-competitive pharmacological chaperones and exclusive worldwide sublicense rights to certain IP licensed by Minoryx from the University of Barcelona and the Institució Catalana de Recerca i Estudis Avançats. Mr. Islam, one of our founders and Chairman of our Board, is the chairman of the board of directors of Minoryx, and as such, there may be times when there is a conflict of interest between us and Minoryx. As consideration for the license grant under the Minoryx License Agreement, we have agreed to pay Minoryx royalties on a product-by-product basis based on the licensed intellectual property used by us, ranging from a high single digit to low single digit percentage of net revenues of products during the royalty term commencing on the effective date of the Minoryx License Agreement and continuing until the 10th anniversary of the first product commercialization. Upon the expiration of the royalty term for a product or service in a country, the license with respect to the product or service, as the case may be, shall become royalty-free, fully-paid, irrevocable and perpetual. No payments were made pursuant to the Minoryx License Agreement during 2022 or 2021.
Employment Agreements
We have entered into employment agreements with our executive officers. Each of our executive officers has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. For more information regarding these agreements with our named executive officers, see “Executive Compensation.”
Severance Arrangements
The employment agreements we have entered into with our executive officers provide for certain severance arrangements. For more information regarding these arrangements with our executive officers, see “Executive Compensation-Potential Payments upon Termination or Change of Control.”
Executive and Director Compensation
We have granted equity awards to certain of our directors and executive officers. For more information regarding the equity awards granted to our named executive officers and directors, see “Executive Compensation” and “Non-Employee Director Compensation.”
Indemnification Agreements
We intend to enter into separate indemnity agreements with each of our directors and officers, in addition to the indemnification provided for in our Bylaws. These indemnity agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also maintain directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single notice of internet availability of proxy materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

C. Evan Ballantyne
Chief Financial Officer and Secretary
April 28, 2023
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our 2022 Annual Report on Form 10-K at https://gaintherapeutics.com/investors-media/sec-filings.html. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available without charge upon written request to our Secretary at c/o Gain Therapeutics, Inc., 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814, Attention: Secretary.

GAIN THERAPEUTICS, INC.PROXY SOLICITED BY THE BOARD OF DIRECTORSFOR THE 2023 ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON JUNE 23, 2023The undersigned hereby appoints Matthias Alder and C. Evan Ballantyne, each of them as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of Gain Therapeutics, Inc. which the undersigned may be entitled to vote at the 2023 Annual Meeting of Stockholders of Gain Therapeutics, Inc. to be held onJune 23, 2023 at 8:30 AM Eastern time at the offices of Cooley LLP, 55 Hudson Yards, New York, New York 10001-2157 (the “2023 Gain Therapeutics Annual Meeting”), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2023 Gain Therapeutics Annual Meeting (including, without limitation, with discretionary authority with respect to Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.(Continued and to be signed on the reverse side)PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held on June 23, 2023:The Proxy Statement and our Annual Report on Form 10-K are available at:http://www.viewproxy.com/ganx/2023.

Please mark your votes like thisThe Board of Directors recommends a vote “FOR” the nominees for director listed in Proposal 1 and “FOR” proposal 2.1. To elect the eight (8) nominees for director named in the accompanying proxy statement to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified:FOR WITHHOLD FOR WITHHOLD01 Matthias Alder 05 Gwen Melincoff02 Khalid Islam, Ph.D. 06 Claude Nicaise, M.D.03 Dov Goldstein, M.D. 07 Eric I. Richman04 Hans Peter Hasler 08 Jeffrey Riley2. To ratify the selection by the Audit Committee of the Board of FOR AGAINST ABSTAIN OTHER MATTERS: The Board of Directors knows of no other matters that will be presented forDirectors of Ernst & Young AG as the independent registered consideration at the 2023 Annual Meeting of Stockholders of Gain Therapeutics, Inc. If any otherpublic accounting firm of the Company for its fiscal year matters are properly brought before the 2023 Annual Meeting, the persons named in the proxy cardending December 31, 2023. will vote in their discretion on such matters (including, without limitation, with discretionary authoritywith respect to Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or forgood cause will not serve). This proxy, when properly executed, will be voted in the manner directedby the undersigned stockholder. If no specification is made, this proxy will be voted FOR the electionof the named nominees as directors in Proposal 1 and FOR Proposal 2.DO NOT PRINT IN THIS AREA Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.If a corporation, please sign in full corporate name by the President or other authorized officer. If a(Stockholder Name & Address Data) partnership, please sign in partnership name by authorized person.DateSignature Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)(Joint Owners)CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or TelephoneINTERNETVote Your Proxy on the Internet: Go to www.AALvote.com/ganxHave your proxy card available when you access the above -website. Follow the prompts to vote your shares.TELEPHONE MAILVote Your Proxy by Phone: Vote Your Proxy by Mail:Call 1 (866) 804-9616Use any touch-tone telephone to Mark, sign, and date your proxyvote your proxy. Have your proxy card, then detach it, and returncard available when you call. it in the postage-paid envelopeFollow the voting instructions to provided.vote your shares.